                                     LEASE


     THIS LEASE, dated August 29, 2000, by and between BOYD ENTERPRISES
UTAH, L.L.C.  hereinafter referred to as "LESSOR" and   PAC-WEST TELECOMM, Inc.
hereinafter referred to as "LESSEE".

     Lessor hereby leases to Lessee, and Lessee leases from Lessor for the purpose of installation, operation and maintenance of equipment and facilities in connection with Lessee's telecommunications business, including but not limited to installation, operation and maintenance of information processing and telecommunication equipment, and voice and data signal reception and transmission facilities including but not limited to local and long distance switch, the co-location of such equipment and facilities of Customers (as that term is defined below) and for telecommunications and voice and data transmission related services generally, and any other legally permitted use in approximately 12,711 square feet of space known as Units D,E together with additional space upon the roof and adjacent to the Building (collectively the Premises) in a one story building located in Salt Lake County known as THE LINCOLN BUILDING the (Building) IN THE PRESIDENTIAL BUSINESS CENTER(the Center) AT 2302 S. PRESIDENTS DRIVE, WEST VALLEY CITY, UTAH the as shown on the site plan attached as Exhibit A for uses which shall include telecommunications and/or internet connection and technical facilities, office use, and other uses permitted under applicable law. Tenant shall have the right to allow third party vendors including internet service providers and other providers/users of video, telecommunications and other information processing services ("Customers") to co-locate communications equipment ("Customer Equipment") within the Premises. The co-location of Customer Equipment shall not be considered a sublease or assignment by Lessee, and shall not grant Customers any possessory interest in the Premises. Lessor shall have no right to relocate the Tenant in the Business Center.

1.1  TERM; BASE RENT
     ---------------

The term of this Lease shall be for TEN (10) YEARS commencing DECEMBER 1, 2000 (the Rent Commencement Date). The initial Base Rent shall be EIGHT THOUSAND EIGHT DOLLARS ($8,008) per month, based on the following:

     Base Rent Years 1-5 :  $7.56 PSF per year
     Base Rent Years 6-10:  $8.16 PSF per year

See Addendum A, Rent Schedule.  Rent is due and payable on the FIRST day of each
                                                               -----
month. Lessor shall give Lessee written notice of any rent that is not received by the first day of the month such rent is due, and Lessee shall pay such rent within 10 days of its receipt of such notice. Lessor acknowledges receipt of EIGHT THOUSAND EIGHT DOLLARS ($8,008.00) plus the sum of ONE THOUSAND EIGHTY DOLLARS AND NO CENTS($1,080.00) on account of Operating Expenses in accordance with Section 4.2 below for a total of NINE THOUSAND EIGHTY EIGHT DOLLARS AND NO CENTS($9,088.00) on account of the first month's rent and other charges.

1.2  Zoning
     ------

This building is located in the M Zone of West Valley City, Utah. Lessor represents and warrants that the Premises are zoned consistent with Lessee's intended use and the Lessor is

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not aware of any contemplated changes in zoning. However, the Lessor does not assume responsibility for the approval of WEST VALLEY CITY. Lessor shall not be held liable to Lessee for any delays Lessee creates in obtaining occupancy. Any delay caused by Lessee shall not affect this Lease or the obligations of Lessee under this Lease.

Except as otherwise provided herein, Lessor makes no covenant or representation as to the suitability of the leased premises for any purpose except for those established in the M Zone of West Valley City, Utah. Lessee has a (120) one hundred twenty day period, beginning on the Lease Commencement Date, during which to notify Lessor of any deficiency within the Premises, provided such deficiencies are not the result of Lessee's Improvements or the placement of Lessee's Customer's equipment on the Premises and Lessor agrees to repair or restore such deficiency within ten (10) days of receipt of such notice by Lessee, or, if more than ten (10) days is required to restore or repair, Lessor shall have begun such restoration or repair within ten (10) days and will diligently pursue such restoration or repair to completion within a reasonable time.

2.1  SPACE REQUIREMENT
---  -----------------

Approximately 12,711 square feet located in Units D-E of the Lincoln Building at Presidential Business Center.

2.2  METHOD OF MEASUREMENT
---  ---------------------

All square footage requirements will be calculated from the drip line to centerline of demising wall.

2.3  POSSESSION & COMMENCMENT
---  ------------------------

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Lessee's right to possession of the Premises including the loading docks shall be immediately upon full execution of this Lease (the Lease Commencement Date) and payment of the first month's rent.

2.4  SPACE CONDITION
---  ---------------

On the Lease Commencement Date, and at Lessor's sole cost and expense, Lessor shall deliver the Premises with painted warehouse walls, fire sprinkler system, R19 roof insulation, Butler MR24 steel roof, 300 amps, 277/480 volts, 3 Phase, 4 wire electrical service with step up transformers. In addition, Lessor shall construct a one (1) hour fire rated demising wall and studs per applicable code, also at Lessor's expense, which will separate Lessee from the remainder of the building, prior to the Lease Commencement Date. The Premises and any riser/shaft required for Lessee's conduit shall be free from asbestos and in compliance with all applicable laws.

2.5  EXPANSION
---  ---------

Lessee shall have the ongoing right of expansion during the Lease term and all options to renew to lease any space contiguous to the Premises pursuant to continuous rights of first refusal. The terms shall be the same as provided in this Lease, with Base Rent plus Operating Expenses, provided in Section 1.1, with allowances and concessions prorated based on the number of months remaining in the Lease term. All other terms and conditions of the Lease, including the termination date, will remain the same and such expansion will include Lessee's right to the use of exterior space for future generators and supplemental HVAC. Lessee shall have 5 business

                                       4
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days following receipt of Lessor's first refusal offer in which to notify Lessor it will lease the expansion space.

3.1 RENEWAL OPTION
--- --------------

Lessor hereby grants to Lessee two (2), five (5) year options to extend the term of this Lease. The terms and conditions during any extension period shall be identical to those during the primary Lease term except for the rental rate,
which   will be $8.76 per square foot NNN per year fixed for the five years in the first renewal term and $9.36 per square foot NNN per year and remain fixed for the five years in the second renewal term. See Addendum A, Rent Schedule. Lessee may exercise each extension option by giving written notice to Lessor not less than six(6) months prior to the expiration of the original term of this Lease or the renewal term.

4.1  RENTAL RATE
---  -----------

See Section 1.1, above.

4.2  OPERATING EXPENSES
---  ------------------

Lessee agrees to pay its pro rata share of real property taxes, casualty and extended coverage property insurance, water to the common area of the Building to the extent not separately metered, common area maintenance (including landscaping and snow removal) and exterior maintenance incurred within Phase VI of the Presidential Business Park of which the Premises are a part (collectively, Operating Expenses). Operating Expenses shall not include (i) costs and expenses incurred to bring the Building or the Center into compliance with any federal, state or local laws, statute or ordinance applicable to the Building or the Center as of the Lease Commencement Date or due to defects or

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deficits in the original construction thereof or Lessor's improvements thereto, provided such defects have not been caused by Lessee's improvements or construction, (ii) the costs of repairs or other work incurred by reason of fire, windstorm or other casualty required to be insured against hereunder, except for reasonable deductibles paid under insurance policies maintained by Lessor; (iii) costs associated with the operation of the business of Lessor and/or the sale and /or financing of the Building or the Center as distinguished from the cost of Building operations, maintenance and repair; (iv)costs of disputes between Lessor and its employees, tenants or contractors; (v) costs of alterations or improvements which under generally accepted accounting principles are properly classified as capital expenditures, except (A) improvements or replacements to structural elements of the Building or Building systems (excluding HVAC) following expiration of their useful life or (B) that are directly caused by Lessee's use of the Premises or (C) to comply with any new governmental regulation arising out of Lessee's use and not applicable to the Building as of the Lease Commencement Date; and (vi)costs incurred in remediating any environmental contamination. Further, it is agreed that Lessee shall not be charged a management fee. For purposes of this Lease, Lessee's pro rata share of Operating Expenses as of the Rent Commencement Date is 7.48%, based on 12,711 sq.ft. in the Premises, and 169,880 sq.ft. in Phase VI of the Business Park. Budgeted expenses for this Phase based upon 100% shell occupancy are $.085 PSF per month, which includes $.055 property taxes, $.005 insurance, $.025 landscape, snow

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removal and other exterior maintenance, and water provided to common areas as well as tenants of the Building who are not separately metered. Commencing with the Rent Commencement Date, Lessee shall pay to Lessor with each monthly payment of Base Rent the sum of $1,080.00 per month to be applied to Operating Expenses payable by Lessee. Within ninety (90) days following the end of each calendar year during the term (or the earlier termination of this Lease), Lessor shall provide Lessee with a statement setting forth in reasonable detail Lessee's share of Operating Expenses for the preceding year, Lessor's estimate of Lessee's pro rata share of Operating Expenses for the then current calendar year, and the new monthly amount payable by Lessee for the then current year's expenses. Lessee's share of Operating Expenses shall not increase more than 5% over any previous calendar year. Within thirty (30) days following presentation of Lessor's statement, Lessor shall refund to Lessee the full amount of any overpayments of Operating Expenses made by Lessee for the preceding year or Lessee shall pay to Lessor the full amount of underpayments of Operating Expenses for the preceding year. Should any line item of Operating Expenses increase by more than 3% over the previous calendar year, Lessor shall, if Lessee so requests, provide third party invoices evidencing payment of such costs.

4.3  JANITORIAL SERVICE CONTRACTS
---  ----------------------------

Lessee shall have the right to hire its own janitorial service providers who, through the Lessee, will allow access to the interior of the Premises.

4.4  SECURITY DEPOSIT
---  ----------------

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Waived

II.  CONSTRUCTION CRITERIA
     ---------------------

5.1  LESSEE IMPROVEMENT ALLOWANCE
---  ----------------------------

Lessor will provide to Lessee THIRTY NINE THOUSAND DOLLARS AND NO CENTS ($39,000.00) as Lessee improvement allowance (Allowance) which may be applied to improvements to the Premises, and hard and soft costs of fixturization of the Premises and providing heating, ventilation and air conditioning equipment, moving and installing furniture and office equipment and the like. Lessor shall pay the Allowance to Lessee upon presentation of a certificate that labor or materials have been provided, the work is substantially completed and accepted by the City of West Valley, and payments have been made and proper lien waivers obtained.

5.2  LESSEE'S CONTRACTOR
---  -------------------

Lessee, or an agent or person retained by Lessee, will manage the construction of improvements and installation of all Lessee's improvement work. Lessee shall oversee the installation of its own equipment. Lessee will directly hire and manage contractors and subcontractors, including mechanical and electrical engineers. The selection of said contractors and subcontractors is subject to Lessor's approval, not to be unreasonably withheld or delayed. Lessor shall not charge Lessee a coordination or construction supervision fee. A notice of non-responsibility may be filed by Lessor for any improvements Lessee intends to construct in or on the Premises. Water service will be delivered to the Premises as of the Lease Commencement Date. The use of the power during the Lessee construction

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period, is at Lessee's expense. Water shall be provided as an Operating Expense.

Following installation of Lessee's initial Lessee improvements, Lessee shall not make any non-structural alterations over $50,000 on the Premises at any one time unless the written consent of the Lessor shall be first had and obtained, such consent not to be unreasonably withheld or delayed. If Lessor does not grant or deny Lessor's consent to any plans or specifications submitted to Lessor for approval, whether for initial Lessee improvements or otherwise, within 5 days of Lessee's request for consent then Lessor's consent shall be deemed given. The installation of Customer Equipment shall not require Lessor's prior written consent, provided such installation does not affect the structural elements or floor load capacity of the Building, no modification to any Building systems is required, provided however, no leasehold or possessory interest in the space is created for Customers. Tenant may relocate, move and remove from the Premises any cabinets, cages or other Customer Equipment at any time without Lessor's prior written consent. Tenant shall have the right to perform its alterations on a 24-hour a day, seven day a week(24/7) basis, subject to compliance with Lessor's reasonable rules and regulations for the Building.

III.  TELECOMMUNICATIONS EQUIPMENT REQUIREMENTS
      -----------------------------------------

6.1  ACCESS
---  ------

Lessee will be allowed access to all of its equipment inside and outside of the Premises, including, without limitation, generators, supplemental air conditioning systems, conduits, and

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antennas (if applicable), on a 24/7 basis during the lease term. Lessee shall have the right to install an interior roof ladder access at its sole cost with Lessor's reasonable approval.

6.2  SECURITY CODE ACCESS
---  --------------------

Lessee shall have the right to control all non-emergency access to its space. Lessee shall have the right to install new and or/modify existing security protection to include, but not limited to electronic and mechanical access control, intrusion detection, card access system, retinal scanner, and closed circuit television (CCTV) system/devices. At Lessee's discretion such system/devices may be connected to the buildings life safety and security systems, if compatible. Lessor agrees to permit Lessee to install a card reader at an access point to the Building. Lessee shall have the right to remove existing locking mechanisms and cores and install Lessee's proprietary mechanisms and cores. Lessor may access Lessee's Premises with reasonable advance notice to Lessee and under Lessee's supervision, subject to the provisions of Section 8.22.

6.3  CONDUIT ACCESS
---  --------------

Lessor will provide adequate riser space to accommodate the conduit and piping needs of Lessee as set forth in this Section 6.3. All required conduit and piping shall be in compliance with all applicable codes and requirements, and subject to Lessor's review and approval of plans including amount of space required, which approval shall not be unreasonably withheld or delayed. Lessee shall have the right to install as many as twelve (12), four-inch (4) conduits from Lessee's switch gear location in the Premises to the main electrical room or

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transformer. Lessee shall also have the right to install twelve (12) four inch
(4)conduits from the emergency generator to the Premises for backup power. Lessor and Lessee shall agree on the location of such conduits prior to the Rent Commencement Date, which shall be reflected on Lessee's proposed plans and specifications for the Premises. Lessee shall not compromise the structural integrity of the Building or the common area in installing such conduits. Lessee shall have the right to: (i)install supply and return piping for cooling fluids of up to ten inches (10) each for the required HVAC system from the HVAC chillers to the Premises and conduits from the HVAC to the emergency generator and Building power feeds; for telecommunications fiber, six (6) four inch (4) conduits from the Minimum Point of Entry (MPOE), individual carrier emarcation points and/or the main telecommunications rooms where existing and/or future fiber enters the Building or the Premises; for the roof antennas, four (4) four inch (4) and two (2) two inch (2) conduits (or equivalent capacity) from the Premises to the roof. Any conduit installed by Lessee shall become the property of Lessor on termination of the Lease and shall be surrendered with the Premises at the expiration or earlier termination of this Lease. Lessee shall have the right to core drill from the Premises to the lowest and/or highest level of the Building as necessary or saw cut the slab to install the required new power and data conduits. The scheduling of all core drilling shall be coordinated with Lessor.

6.4  BATTERY INSTALLATION
---  --------------------

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Lessee shall have the right to install within the Premises wet cell batteries with seismic racks and spill containment required by applicable law.

6.5  EMERGENCY GENERATOR
---  -------------------

Lessee shall have the right to install three emergency generators of up to 2000KW each with a corresponding 3,000 gallon diesel fuel tank for each generator in the dock area directly to the rear of Lessee's Premises together with piping from the fuel tank to the generator, if necessary, provided such equipment is fenced and screened from view, subject to Lessor's reasonable approval of the plans for such installation within ten (10) days following submission, which approval shall not be unreasonably withheld or delayed. The fuel tanks shall be belly tanks if allowed by local jurisdiction. If belly tanks are not allowed by local jurisdiction, then Lessee has the right to locate a fuel storage system in the dock area above ground allowing for 24 hour operation of all generators and the corresponding fuel lines. Final locations of such items will be determined by Lessee or Lessee's architectural and engineering firm, subject to Lessor's reasonable approval, not to be unreasonably withheld and Lessee will be allowed any access required for such connection. Lessee shall have the right to test the generator on at least a weekly basis and operate the generator whenever else needed for power. In addition, Lessee shall have the right to (i) install a remote generator hook-up on the outside of the Building in the dock area to support a roll-up generator and (ii) to bring such roll up generator onto the property at any time such generator is needed.
Lessee shall

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also have all rights and access necessary for additional conduit to be run to the Premises for such hook-up.

6.6  ELECTRICAL POWER
---  ----------------

Lessee shall have the right, with Lessor's non-monetary assistance, to upgrade or add new electrical service to the Premises to 2000 amps of AC power at 480 volts, three (3) phase, 4wire on a single dedicated 100% rated breaker to operate its equipment throughout the term of the Lease. Lessee shall be responsible for all additional power requirements, including all payments to Utah Power and Light. Lessee shall obtain its electricity directly from the utility company through a separate meter, and Lessee shall be responsible for making all payments directly to said utility company. Lessor shall grant all easements and other rights necessary to permit Lessee to obtain power directly from the utility company. Lessee shall have the right, with Lessor's non-monetary assistance and cooperation, to make application directly to the public utility serving the Building, subject to Lessor's review and approval of plans, which approval shall not be unreasonably withheld or delayed.

6.7  GROUNDING RISER
---  ---------------

Lessee shall have the right to install an XIT ground or a 750 MCM copper insulated ground conductor in a one and one-half inch (1.5) conduit from the exterior of the Building at its lowest point to the Premises, at no additional rental cost to Lessee.

6.8  AIR CONDITIONING
---  ----------------

Lessee shall have the right to install air conditioning to the Premises, including, without limitation, the placement of equipment on the roof or in the dock area of the Building

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directly above or adjacent to the Premises along with the right to install exhaust fans, ducting or plumbing vents which may penetrate the roof provided such installation does not void or negate any roof warranty. Such equipment will be located in a place that is mutually acceptable to both Lessor and Lessee. Lessee will be allowed the benefit of any easement or riser space required for connection of the supplemental air conditioning. Lessee shall have the right to do each of the following, subject to design review approval of Lessor, which shall not be unreasonably withheld or delayed: (i)provide a secure enclosure for its HVAC: (ii)remove or cap any heating system or supply an air system servicing the Premises, provided Lessee shall restore the original system at the end of the Lease term; (iii)install drains for HVAC equipment; and (iv)relocate and reconnect primary air ductwork and/or secondary water piping located in the Premises.

6.9  ANTENNA PLACEMENT
---  -----------------

Subject to approval by Landlord of plans by Tenant, which approval shall not be unreasonably withheld, Tenant may install one (1) mircowave dish up to six (6) feet in diameter, one mono pole antenna of up to 25 feet in height from the roof surface of the Building, configured for two way radio, and a CPS antenna to be connected to the Premises with a two inch conduit, with related base site cabinets requiring up to 200 square feet of roof area, at a location reasonable acceptable to Landlord. Lessee shall not be charged fees or additional rent for the installed dishes and antennas and shall be allowed the benefit of any easement or riser space that might be required for

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connection to its equipment in the Premises. All antennas and dishes shall be installed in accordance with applicable governmental regulations.

6.10  FIRE PROTECTION & LIFE SAFETY
----  -----------------------------

Lessee shall have the right to convert any existing sprinkler system to a dry pipe double preaction system or to disconnect the existing wet sprinkler and install an FM200 or other governmentally approved gas suppression system independent of the Building's system, or connected to the Building's life safety system if compatible. Lessee will install such system subject to local codes and ordinances with Lessor's approval not to be withheld or delayed.

6.11  EXISTING WATER & GAS LINES
----  --------------------------

Lessee shall have the right, with Lessor's reasonable approval, to relocate any water or gas lines within the Premises.

6.12  FIXTURES
----  --------

Lessee will be allowed to remove at any time any affixed appurtenances installed by Lessee, including but not limited wall-mounted cabinets, computer and/or computer equipment, telecommunications switch equipment, generator, HVAC equipment, fire suppression system (provided previous system is reinstalled and building fire system is complete and approved by West Valley City), and the like(excluding conduit). Lessee shall repair any damage caused by such removal. Lessor shall identify, at the time of plan approval, any alterations which Lessor will require to be removed at the end of the Lease term. Upon Lease termination, Lessee will leave the Premises in broom clean

                                       15
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condition, ordinary wear and tear and fire and casualty excepted.

6.13  COLLOCATION RIGHTS
----  ------------------

Lessor acknowledges that the business to be conducted by Lessee in the Premises requires the installation of certain equipment owned by customers of Lessee and third party telecommunications providers (collectively Collocators) in order for such Collocators to interconnect with Lessee's telecommunications facilities in the Premises. Notwithstanding anything to the contrary in this Lease, to expedite access to the Premises, Lessor agrees that Lessee may license use of and access to a portion of the Premises to such Collocators, and/or enter into, collocation agreements with the Collocators, without Lessor's prior consent. Collocation rights shall be at no additional cost to Lessee and shall not be considered an assignment or sublease for purposes of this Lease. Lessee represents and warrants that it will require all Collocators to obtain appropriate property and general liability insurance covering the full value of the Collocator's equipment. Lessee agrees to indemnify and hold Lessor harmless from and against any damage or loss to such Collocators equipment. Lessee and its Affiliates shall have the right to provide telecommunications services to other tenants in the Building and the Center provided this right shall not be deemed to be exclusive in nature.

6.14  STRUCTURAL
----  ----------
(a)  Tenant requires floor loading capacity as follows:
     Equipment:  150lbs/usable sq.ft.

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

     Battery:  200lbs/sq.ft.
     Office:  60lbs/sq.ft.

Lessee shall have the right to reinforce the floor of the Premises at its own cost and expense beyond that provided by Lessor, subject to Lessor's review and approval of plans, which approval shall not be unreasonably withheld or delayed. Lessor shall provide Lessee with reasonable after-hours access to the Building for the purpose of reinforcing the slab. Lessee shall not be required to restore the reinforced floor to its original condition.

     (b) Lessee shall have the right to block out the windows in the Premises, subject to Lessor's review and approval of methods and materials, which approval shall not be unreasonably withheld or delayed.

6.15  FIBER ACCESS
----  ------------

     (a) Lessor agrees that Lessee shall have the right to bring fiber optic cables to the Premises from any existing or future telecommunications provider who has or will have fiber in the Building whether located in the Main Point of Entry(s) (MPOE), main building telecommunications room(s) or other locations within the Building, at no additional charge.

     (b) Lessor with non-monetary assistance and cooperation, agrees that Lessee has the right, at its sole cost and expense, to bring additional fiber into the Building from telecommunications fiber providers to provide fiber into the Premises, including the right to establish a second pathway into the Building and to the Premises for redundancy. The

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construction of such additional fiber may include the removal and replacement of curbing, pavement, and sidewalks.

     BUILDING SPECIFICATIONS, SERVICES AND FACILITIES

7.1  PARKING
---  -------

Lessee will be provided 3 parking spaces for every 1,000 rentable square feet leased, including, without limitation, any expansion space, at no charge over the entire Lease and any extension term. Lessor agrees to designate parking spaces fronting the main entrance of the Premises (as marked on Exhibit A) for Lessee's exclusive use. Lessor agrees to use reasonable effort to satisfy Lessee's parking needs.

7.2  HAZARDOUS SUBSTANCES
---  --------------------

Lessor warrants and represents that (i) Lessor has not treated, stored, generated or disposed of any Hazardous Materials upon, under, about or within the Premises and, to the best of Lessor's knowledge, no Hazardous Materials are present on or under the Premises as of the Lease Commencement Date of this Lease, and (ii) that no part of the Premises or the Building including without limitation, the walls, ceilings, structural steel, flooring, pipes or boilers, is wrapped, insulated, fireproofed or surfaced with any asbestos-containing materials. Lessor will provide the Premises and all other areas outside of the Premises where Lessee places equipment free of Hazardous Materials. As used in this Lease, the term Hazardous Material means any substances defined as or included in the definition of hazardous substances, hazardous wastes, hazardous materials or toxic substances now or subsequently regulated under any applicable federal, state or local laws or regulations. Lessor shall and does hereby indemnify Lessee and hold Lessee harmless from and against any and all expenses, losses and liabilities suffered by Lessee as result of a governmental authority ordering a cleanup, removal or other redemption by Lessee for any Hazardous Materials located on, under or about the Premises during the Lease term caused by Lessor, its agents and/or any prior or present owner, lessor or lessee.

Prior to the Lease Commencement Date, Lessor shall provide to Lessee, it's existing Phase I environmental report and any updated information showing the Premises and the Building to be free from all Hazardous Materials and in compliance with applicable environmental laws.

7.3  SIGNAGE
---  -------

Lessee, at Lessee's expense, has the right to place its sign with the design and color of Lessee's trade name in the designated black glass area in proportion directly above the entry to its respective units. The approximate size of the black glass area is 38 inches by 240 inches allowing for a letter or logo size not to exceed 28 feet. Preferable materials include independent three-dimensional plastic, foam cutout letters, vinyl letters or logo in contrasting color to glass background. No background frame is allowable. Dark color letters or logos should be mounted on individual contrasted background. Lessee must submit drawings for Lessor's reasonable approval, showing layout, colors, and type of materials prior to any fabrication or installation.

IV.  OTHER BUSINESS AND LEGAL REQUIREMENTS
     -------------------------------------

8.1  SUBLEASE AND ASSIGNMENT
---  -----------------------

Lessee will be provided the continuing right to assign its interest in the Lease or sublet all of, or any portion of, the Premises at any time during the primary Lease term and renewal terms, with Lessor's approval, not to be unreasonably withheld or delayed if proposed assignee or sublessee is of good financial responsibility. A consent to any third party assignment or subletting shall not be deemed to be a consent to any subsequent assignment or subletting, and shall not release Lessee from any obligations pursuant to the provisions of this Lease
unless agreed to by Lessor.   Notwithstanding anything to the contrary contained
in this Lease, Lessee may assign this Lease or sublet the Premises upon notice to Lessor but without Lessor's consent to any PAC-WEST Entity (as hereinafter defined), provided that (i) an instrument is executed by the assignee and/or subtenant whereby such transferee assumes all obligations of Lessee under this Lease, and such instrument is delivered to Lessor on or prior to the effective date of such transaction. The foregoing right to assign or sublease to any Pac-West Entity shall be effective for so long as such assignee or subtenant remains a Pac-West Entity. As used in this Lease, the term Pac-West Entities means Pac-West Telecomm, its successor by merger, acquisition (whether structured as a stock acquisition or the acquisition of substantially all of the assets of a party) or consolidation, and any corporation or other entity which controls, is controlled by or is under, control with Lessee, its successor by merger, acquisition or consolidation. As used herein, control of a person means the possession, directly or indirectly, of the power to direct that persons' management and policies, whether through the ownership of voting securities or otherwise. The sale or transfer of stock by Lessee or by any shareholder of it shall not constitute an assignment of the terms of this Lease.

     As between Lessor and Lessee, any rights and liabilities with respect to the Customers or Customers Equipment shall be the sole responsibility of Lessee.

     Lessor shall have no right to recapture the Premises in the event of an assignment or sublease, provided the rent is paid on the terms and conditions of this lease, other than Lessor's normal rights and remedies as provided herein. The rights of Lessee contained in this Section 8.1 shall inure to the benefit of all future assignees and subtenants. Where the assignment or sublease is made to other than a PAC-WEST entity, Lessee and Lessor shall share equally in any profits over and above the then existing base rate and triple net charges, from assignments or subleasing after Lessee has first deducted costs of subletting and the remaining straight line amortization of any tenant improvements and equipment which have been paid for by Lessee which the subtenant utilizes.

8.2  NON-DISTURBANCE
---  ---------------

Concurrent with the execution of a Lease, Lessor will provide Lessee with a written non-disturbance agreement in form and substance acceptable to Lessee from the current mortgage holder. This Lease and all rights of Lessee hereunder are and shall be subject and subordinate to the lien and security interest of any Mortgage created after the Lease Commencement Date provided such mortgage holder provide a commercially reasonable non-disturbance agreement that such mortgagee shall not disturb Lessee in its occupancy and rights as long as Lessee shall not be in default of this Lease.

8.3  COMMISSION
---  ----------

Lessor will pay a commission based upon 7% for years 1-5 and 5.5% for years 6-10 through NAI Utah Commercial, 50% upon full lease execution and 50% upon lease commencement through a separate agreement allowing for payment of 4% of the gross lease value for the initial term of the lease to Partners National Real Estate Group, Inc.

8.4  INSURANCE
---  ---------

Lessor shall maintain a full replacement value policy of fire and extended coverage insurance on the shell Building and common areas, and the reasonable cost of such insurance shall be subject to reimbursement as an Operating Expense. Lessee shall maintain its own policy of casualty insurance on all its personal property, equipment and materials. Lessor and Lessee shall name each other as additional insured on the liability property insurance carried hereunder. In addition, Lessor and Lessee will each carry a minimum policy of $3,000,000 per occurrence public liability insurance. Lessor and Lessee agree to name each other as additional insured.

8.5  Waiver of Subrogation
---  ---------------------

Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, their respective property, the Premise or the Building arising in any manner covered by the fire and extended coverage insurance to be maintained pursuant to this Lease, and the parties each agree to use their best efforts to have their respective insurance companies insuring the property of either Lessor or Lessee against any such loss, waive any right to subrogation that it may have against Lessor or Lessee, as the case may be.

8.6  FIRE
---  ----

In the event of a casualty to the Building, Lessor will repair and restore the Building to the condition existing prior to the casualty, and the Lease will not terminate unless (i)if an insured loss, Lessor's architect estimates that the repairs would take greater than 180 days to complete, and (ii)if an uninsured loss, the cost of repair would exceed one year's rent under the Lease, and(iii)if the casualty occurs at any time during the final 24 months of the term, and Lessee does not exercise any next available option to extend the term. Unless the casualty is confined to the Premises, Lessor may terminate the Lease only if Lessor terminated the lease of all other tenants similarly affected by the casualty. Tenant also has the right to terminate the Lease under clauses
(i)through(iii), above. In no event is Lessor required to repair or restore any Lessee's fixtures, conduit and equipment, or Lessee's customers equipment(including generator, HVAC, UPS battery) wherever located.

Rent shall be abated in proportion to the number of square feet that Lessee can not reasonably make use of in the Premises in proportion to the total rentable square feet of the Premises. In the event of termination, Lessee shall be reimbursed by

Lessor for any prepaid rent or other prepaid expenses including but not limited to Operating Expenses.

8.7  CARE OF PREMISES
---  ----------------

Except as specifically provided in this Lease, Lessee shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Lessee, its agents, employees, contractors, sublessees, or invitees without the prior written consent of Lessor. Lessor hereby specifically acknowledges and agrees that Lessee may use and store the following materials: fuel for generators; acid contained in batteries to provide back-up power; standard cleaning fluids customarily used in connection with cleaning of offices and office equipment; coolant used in any Lessee-supplied HVAC system; and government approved gases and other materials used in fire suppression provided such usage and storage are by applicable law.

The area around the outside of the building will be maintained by Lessor and kept in an orderly manner and no waste products will be allowed to accumulate. Lessee shall remove all of his own waste products at his own expense.

Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any public or private nuisance; and shall not use said premises or suffer the same to be used for any unlawful purpose. Lessee shall not do or permit to be done any act which will void or suspend any insurance policy covering the Premises, or any part thereof or any appurtenant or fixture thereto or property thereon or the building in which the Premises are located or any part thereof or any appurtenant or fixture thereto or property thereon. Lessee shall not do or permit to be done anything on the Premises which would constitute an unreasonable annoyance to adjoining tenants, except for the use of the generator and HVAC allowed by this Lease and those acts specifically allowable by Lessor and West Valley City in a M Zone, or which would injure the reputation of the leased premises, and Lessee shall not do or permit to be done anything which will weaken the structural strength of the Premises. Lessor shall not allow adjacent tenants to do or permit to be done anything within the Building or the Center which would constitute an unreasonable annoyance to Lessee, except for those acts specifically allowable by Lessor and West Valley City in an M Zone, or which would injure the reputation of the leased premises.

8.8  PROPERTY TAXES
---  --------------

Lessee will pay all personal property taxes assessed against Lessee's personal property, fixtures and equipment located at the Premises. Lessor will pay all real property taxes and assessments levied against the Building and the Center when due and prior to delinquency.

8.9  REPAIRS AND MAINTENANCE
---  -----------------------

Lessor shall repair, replace and maintain the roof, structural systems, and exterior walls, floor, parking area and walkways, plumbing, electrical and other operating systems, area landscaping and other common areas or systems in good condition and repair at its own expense, subject to reimbursement as an Operating Expense where provided by Section 4.2; provided, however, that Lessee shall be responsible for areas damaged through Lessee's gross negligence or willful misconduct. Lessee shall maintain the balance of the Premises and appurtenances, including heating and air conditioning units installed by Lessee which serve the Premises, in good condition and repair at his expense, reasonable wear and tear and damage by fire or other casualty excepted. Lessor represents and warrants that, as of the Lease Commencement Date, the roof structure, fire sprinkler system, and structural integrity of the walls and foundation are in good condition, functioning properly, and not in need of repair. If Lessee shall fail to keep the Premises properly repaired, Lessor may do so (but is not obligated) after providing Lessee with not less than ten (10) business days prior written notice of its intent to do so, and the reasonable cost of such repair shall be paid by Lessee within thirty (30) days following presentation of a detailed invoice for such costs. Lessor shall cooperate reasonably with Lessee to utilize all manufacturers' and construction warranties related to any work or repair to be performed by Lessor. When Lessor has an obligation to repair, Lessor shall repair such item(s) or area(s) within ten (10)days after receipt of written notice from Lessee, unless due to the nature of such repair, more than ten(10) days are needed to repair in which case Lessor shall begin such repair within ten(10)days and diligently pursue such repair to completion. If Lessor fails to repair the Premises within such time, then Lessee may repair the Premises and set off any damages against the rent and any other amounts due hereunder or seek reimbursement from Lessor, which Lessor shall pay to Lessee within thirty (30) days following presentation of a detailed invoice. If there is water intrusion in the Premises through the roof or exterior walls and where the Landlord is responsible for the repairs and the Lessor is not able to effect immediate repairs after telephone notice by the shift supervisor, Lessee may make emergency repairs to stop water intrusion and charge the reasonable cost of such repairs to Lessor which shall be paid as provided by this section.

8.10  WAIVER OF CLAIMS AND INDEMNIFICATION BY LESSEE OR LESSOR
----  --------------------------------------------------------

Lessee agrees to and hereby does indemnify and save Lessor harmless from and against any and all claims arising from the use or occupancy of the Premises by Lessee or from any acts, omissions, or negligence of Lessee, or its contractors, licensees, agents, servants, employees, or invitees, from and against all costs, expenses, and liabilities incurred in or in connection with any such claim or proceedings brought thereon, including, but without limitation, litigation expenses and reasonable attorney's fees.

Lessor agrees to and hereby does indemnify and save Lessee harmless from and against any and all claims arising from the use, management and or maintenance of the Premises, Building, Center, and common areas by Lessor or from any acts, omissions, or negligence of Lessor, or its contractors, licensees, agents, servants, employees, or invitees, and from and against all costs, expenses, and liabilities incurred in or in connection with any such claim or proceedings brought thereon, including but without limitation, litigation expenses and reasonable attorney's fees.

8.11  UTILITIES
----  ---------

Following the Rent Commencement Date, Lessee shall at its sole expense secure all electrical, gas, telephone service which it requires in connection with its occupancy of the Premises and indemnify hold Lessor harmless from any claims, liability or loss because of the Lessee's failure to make timely payments for all such services. If any services or utilities are jointly metered with other premises, Lessor shall make a reasonable determination of Lessee's proportionate share of the cost of such utilities and services and Lessee shall pay such share to Lessor within thirty(30) days after receipt of Lessor's written statement.

8.12  REMEDY FOR BREACH
----  -----------------

In the event of the failure by Lessee to pay rent within 10 days following written notice, or subject to the provisions of this Section 8.12, in the event of any other breach of this Lease by Lessee, Lessor, besides all other rights or remedies it may have, shall have the immediate right to re-entry and may remove all persons and property from the Premises; such property may be removed and stored in a public warehouse at the sole cost of the Lessee. Should Lessor elect to re-enter or should it take possession pursuant to any notice provided for by law, it may either terminate this Lease, or without termination it may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable. Lessor, at its sole cost and expense, shall have the right to make any alterations or repairs to the Premises.

Rentals received by Lessor from such re-letting shall applied as follows:

     (a) To the payment of any amounts due Lessor under this Lease other than rent due hereunder from Lessee to Lessor.

     (b)  To the payment of rent due and unpaid hereunder.

     (c)  To the payment of any cost of such re-letting.
The residue, if any, shall be held by the Lessor and applied to payment of future rent installments as the same may become due and payable.

     Should the rentals received from such re-letting during any month be less than that agreed to be paid during that month by Lessee hereunder, the Lessee shall pay such deficiency to the Lessor. Lessee shall also pay to Lessor as soon as ascertained, the cost and the expense incurred by Lessor in connection with such re-letting.

     Such re-entry or re-taking of the Premises by Lessor shall not be construed as an election on its part to terminate this lease unless written notice of such election be given to Lessee or unless the termination hereunder be decreed by a court of competent jurisdiction. Notwithstanding such re-letting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach. Lessor shall use reasonable efforts to mitigate its damages in the event Lessee defaults under the terms of this Lease.

     Should Lessor at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Lessee all damages it may incur by reason of such breach including the cost of recovering the Premises and including the worth at the time of such termination of the excess, if any, of the amount of the rent reserved in the Lease for the remainder of the term. Notwithstanding the above remedies for breach, prior to exercising its remedies for breach, Lessor shall give Lessee written notice of such breach and allow Lessee thirty (30) days upon receipt of written notice of such breach to cure the breach, or, if due to the nature of the breach more than thirty (30) days is required to cure the breach, provided Lessee continues to pay the monthly rent on a timely basis, Lessee shall have a reasonable amount of time to cure the breach. Lessee, while in the process of curing the breach, it shall not be considered in default of this Lease.

If Lessor defaults in the performance of any of Lessor's obligations set forth in this Lease, Lessee may do one of the following:

(i) in the event of an emergency which threatens Lessee's ability to provide or maintain its telecommunications service, Lessee may perform the obligation on behalf of Lessor after notice to Lessor that is reasonable under the circumstances. In performing the obligation on behalf of Lessor, Lessee may, without limitation, hire repairmen, pay bills, and generally perform any other act which Lessor is required to perform under this Lease. Lessor shall pay to Lessee within 30 days after the date of Lessor's receipt of Lessee's invoice the full amount of the cost and expense Lessee incurs in performing the obligation on behalf of Lessor, together with the amount of any action or proceeding by reason of any default in respect of any obligation Lessor has undertaken under the terms of this Lease. If Lessor fails to promptly pay those amounts, Lessee may offset the amount owed against Base Rent, additional rent and any other sums due Lessor. Lessee may abandon performing any obligation on behalf of Lessor at any time without further obligation or liability for failing to pursue such performance to completion and without thereby waiving any of its rights and remedies arising from such default by Lessor.

(ii) Terminate this Lease by delivering written notice to Lessor, if any default on the part of Lessor continues for a period of 30 days after Lessee has given written notice of the default to Lessor; if, however, the nature of the obligation in respect of which Lessor has defaulted is such that Lessor cannot perform the obligation by the mere payment of money and the default is not susceptible to rectification within a period of 30 days, no termination on the part of Lessee will become effective so long as Lessor commences the rectification of the default within the 30 day period commencing with the date of delivery of Lessee's notice of default and prosecutes the rectification of the default with diligence and continuity; or

(iii) Pursue any other remedy available to Lessee under the laws of the jurisdiction in which the Premises are located.

8.13  QUIET ENJOYMENT
----  ---------------

Lessor covenants that it has full authority to execute this Lease and upon the faithful performance of the Lessee of all of the terms, conditions and covenants to be performed by Lessee hereunder, the Lessee shall be entitled to quiet enjoyment of the Premises.

8.14  ATTORNEY'S FEES
----  ---------------

Should any legal action be instituted because of any breach of this Lease or to compel its performance, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees to be fixed by the court.

8.15  NOTICES
----  -------

Any notice pursuant to this Lease shall be in writing and deemed effective on the date of delivery after posting by certified mail, return receipt requested, or by nationally recognized overnight courier with proof of delivery to the other party addressed to:

      If to Lessor, to 1946 E. Edinger, Santa Ana, CA  92705.

      If to Lessee, to 1776 West March Lane, Suite 250, Stockton, California 95207; Attention: Chief Financial Officer.

8.16  WAIVER OF BREACH
----  ----------------

The waiver by Lessor or Lessee of any breach of any term covenant or conditions of the Lease by the other shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or of any other term, covenant or condition of this Lease.

8.17  HOLDING OVER
----  ------------

Any holding over after the expiration of said term without the consent of the Lessor shall be construed to be a tenancy from month to month at one and one quarter times (125%) the rental rate as that paid according to the terms of this Lease, and shall otherwise be on terms and conditions herein specified so far as applicable.

8.18  SALE BY LESSOR
----  --------------

Lessor shall have the absolute right to convey, sell, mortgage, assign or otherwise dispose of the Building and Lessor's interest under this Lease, at any time, and thereafter shall not be subject to any liability resulting from any act or omission or event occurring after such event, so long as the purchaser or assignee in connection with such conveyance or assignment assumes and agrees to carry out thereafter any and all of the covenants of the Lessor under this Lease.

8.19  SUCCESSORS BOUND
----  ----------------

The terms, covenants and conditions herein contained shall be subject to the provisions as to assignments apply to and bind the heirs, successors, executors, administrators, and assigns of both parties.

8.20  INTEGRATION
----  -----------

This Lease embodies the full agreement of the parties and supersedes any and all prior understandings or commitments concerning the subject matter of this Lease. Any modification or amendment must be in writing and signed by both parties.

8.21  LESSOR'S CONSENT
----  ----------------

At any time Lessor's consent is required under this Lease, Lessor shall not unreasonably withhold, condition or delay its consent. If Lessor does not grant or deny Lessor's consent within 5 days of Lessee's request for consent, then Lessor's consent shall be deemed given.

8.22  ESCORTED ACCESS
----  ---------------

Lessee shall permit Lessor and its agents to enter into and upon the Premises with a Lessee escort during normal business hours and, except in an emergency, with at least one (1) business day advance written notice, for the purpose of making any repairs or providing services which Lessor is obligated to make or provide under the terms of this Lease, or to show the Premises to lenders and prospective purchasers. In the last (6) months of an unextended Lease term, Lessor may access the Premises to show to prospective tenants. For the purposes of this section, Lessor shall give notice to Lessee by telephone at the Premises or in any emergency to such other number as provided by Lessee to Lessor in writing, and state the date and approximate time of requested entry. Lessor may not enter without an escort provided by Lessee.

8.23  LANDLORD WAIVER.
----  ----------------

Lessor agrees that it shall execute and acknowledge a Landlord's Waiver in the form attached to this Lease as Exhibit "B" at the time of the execution of this Lease and shall obtain the execution and acknowledgment of each person holding a current or subsequent recorded security interest in Lessor's interest in the Premises.

8.24  MEMORANDUM OF LEASE.
----  --------------------

A Memorandum of Lease for recording in the form attached to this Lease as Exhibit "C" shall be executed and acknowledged by

Lessor and Lessee at the same time as the execution of this Lease and promptly recorded in the Official Records of Salt Lake County, Utah. Lessee shall execute and acknowledge prior to the recording of the Memorandum, a quitclaim deed to the premises which shall be delivered to Title West as escrow with joint binding escrow instructions that Title West shall record the quit



////

claim on receiving a written certification from Lessor that the term of the Lease has expired or been terminated.

                    LESSOR

DATED: August 29, 2000  BOYD ENTERPRISES UTAH, L.L.C.
                        a Utah Limited Liability Company
                        1946 E. Edinger
                        Santa Ana,  California  92705


                    BY: /s/Willis Boyd
                        -----------------
                         Willis Boyd
                         Managing Member


                    LESSEE

                    PAC-WEST TELECOMM, Inc., a
                    California Corporation
                    1776 West March Lane, Suite 250

                    Stockton, California 95297


                    BY:/s/Dennis V. Meyer
                       ----------------------
                       Dennis V. Meyer
                       Vice President-Finance